Exhibit 23.1 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the GoHealth, Inc. Second Amended and Restated 2020 Incentive Award Plan of our report dated February 27, 2025, with respect to the consolidated financial statements of GoHealth, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission. /s/ Ernst & Young LLP Chicago, Illinois July 18, 2025